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                       [MAYER, BROWN & PLATT LETTERHEAD]


                                                                     EXHIBIT 5.1

                                October 15, 1996

UAL Corporation
1200 East Algonquin Road
Elk Grove Township, IL  60007


Ladies and Gentlemen:


         We are acting as special counsel to UAL Corporation, a Delaware corporation ("UAL"), and as special tax counsel to UAL Corporation Capital Trust I, a statutory business trust created under the Delaware Business Trust Act (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement"), relating to (i) the offer by the Trust (the "Offer") to exchange its __% Trust Originated Preferred Securities (the "Preferred Securities") for any and all Depositary Shares ("Depositary Shares") not owned by UAL, each representing 1/1,000 of a share of 12-1/4% Series B Preferred Stock of UAL, and (ii) in connection therewith, the corporate proceedings taken and to be taken (the "Corporate Proceedings") in connection with the deposit by UAL with the Trust as trust assets of its __% Junior Subordinated Debentures due 2026 (the "Junior Subordinated Debentures"). Concurrently with the delivery of Junior Subordinated Debentures to the Trust, UAL will make a cash contribution to the Trust, the proceeds of which will be used by the Trust to purchase as trust assets additional Junior Subordinated Debentures. The Junior Subordinated Debentures are to be issued under an Indenture dated as of ___________, 1996 (as supplemented by an Officers' Certificate setting forth certain terms of the Junior Subordinated Debentures, the "Indenture"), to be entered into by and between UAL and The First National Bank of Chicago, as trustee. The Preferred Securities will be guaranteed (the "Guarantee") by UAL to the extent described in the Prospectus forming a part of the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

       Based on the foregoing, it is our opinion that, upon completion of the Corporate Proceedings:
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         1.      The Indenture, the Junior Subordinated  Debentures and the
Guarantee will have been duly authorized by UAL.

         2. When (i) the Registration Statement has become effective under the Act, (ii) the Indenture has been duly executed and delivered, (iii) the terms of the Junior Subordinated Debentures have been duly established in accordance with the Indenture and (iv) the Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture and duly issued and delivered to the Trust as contemplated by the Registration Statement, the Junior Subordinated Debentures will constitute valid and binding obligations of UAL, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         3. When (i) the Registration Statement has become effective under the Act, (ii) the Guarantee has been duly executed and delivered and (iii) the Preferred Securities have been duly issued and delivered in exchange for the Depositary Shares as contemplated by the Registration Statement, the Guarantee will constitute a valid and binding obligation of UAL, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby confirm our opinion as to certain matters of law or legal conclusions as set forth under "Taxation" in the Prospectus forming a part of the Registration Statement, and we consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "Taxation" and "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Mayer, Brown & Platt

                                        MAYER, BROWN & PLATT